As filed with the Securities and Exchange Commission on April 28, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Unum Group

(Exact name of registrant as specified in its charter)

Delaware	62-1598430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices)

Unum Group 401(k) Retirement Plan

(Full title of the plan)

Susan N. Roth

Unum Group

1 Fountain Square, Chattanooga, Tennessee 37402

(Name and address of agent for service)

(423) 294-1011

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $0.10 par value	3,000,000 shares	$33.40	$100,200,000	$11,644

(1)	This registration statement on Form S-8 (this “Registration Statement”) relates to shares of common stock, par value $0.10 per share (the “Common Stock”), of Unum Group which may be issued pursuant to the Unum Group 401(k) Retirement Plan, as amended and restated (the “401(k) Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that may be offered or issued pursuant to the 401(k) Plan to prevent dilution resulting from stock splits, stock dividends, or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on April 21, 2015.
(3)	Calculated pursuant to Section 6(b) of the Securities Act by multiplying 0.00011620 by the proposed maximum aggregate offering price.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed by Unum Group (the “Company”) to register 3,000,000 additional shares of common stock, par value $0.10 per share (the “Common Stock”), of Unum Group (the “Company”) which may be issued from time to time pursuant to the 401(k) Plan, together with an indeterminate amount of interests in the 401(k) Plan. The shares being registered pursuant to this Registration Statement are additional securities of the same class as the securities for which a previously filed registration statement on Form S-8 relating to the 401(k) Plan is effective. The contents of the earlier registration statement on Form S-8 filed on April 9, 2002 (File No. 333-85882) relating to the 401(k) Plan are incorporated by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, previously filed by the Company or the 401(k) Plan, as the case may be, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement and deemed to be a part hereof (excluding any portions of such documents that may have been “furnished” but not “filed” for purposes of the Exchange Act):

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

(2)	The 401(k) Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2013;

(3)	All other reports filed by the Company or the 401(k) Plan pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2014; and

(4)	The description of the Common Stock set forth in the Company’s registration statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company or the 401(k) Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than one by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent any such person is successful on the merits or otherwise in the defense of any such derivative or non-derivative action, the corporation must indemnify the person against such expenses. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Article VIII of the Company’s amended and restated bylaws provides that the Company will indemnify and hold harmless each person who is or was, or is threatened to be made, a party to or witness in any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer or employee of the Company or, while a director, officer, or employee of the Company, is or was serving at the Company’s request as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against

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expenses (including attorney’s fees and expenses), judgments, fines, including ERISA excise taxes and penalties, and amounts paid in settlement, actually and reasonably incurred by him or her in connection with defending, investigating, preparing to defend, or being or preparing to be a witness in, such action, suit, proceeding or claim, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in the case of an action, suit, proceeding or claim by or in the right of the Company, no indemnification will be made under the Company’s amended and restated bylaws in respect of any such claim or any issue or matter in any such action, suit or proceeding as to which such person shall have been adjudged to be liable to the Company unless (and only to the extent that) the Delaware Court of Chancery or the court in which such claim, action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses and amounts which the Delaware Court of Chancery or such other court shall deem proper.

The Company will provide indemnification under its amended and restated bylaws (unless ordered by a court) only as authorized in the specific case upon a determination, as provided for in the amended and restated bylaws, that indemnification of the person seeking indemnification is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the amended and restated bylaws.

Article VIII of the Company’s amended and restated bylaws also provides for advancement of expenses by the Company in advance of the final disposition of an action, suit, proceeding or claim upon receipt by the Company of a written request therefor and a written undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is determined in accordance with the amended and restated bylaws that such person is not entitled to be indemnified by the Company.

The indemnification and advancement of expenses provided for in Article VIII of the Company’s amended and restated bylaws will be made to the fullest extent not prohibited by applicable law as it presently exists or is amended. The provisions of Article VIII will continue as to a person who has ceased to be a director, officer, employee or trustee and will inure to the benefit of the heirs, executors and administrators of such person.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Company’s amended and restated certificate of incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

The Company also maintains insurance on its directors and officers, which covers liabilities under federal securities laws.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index that follows the signature pages to this Registration Statement, which Exhibit Index is incorporated herein by reference. In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the undersigned registrant hereby undertakes that it will submit or has submitted the 401(k) Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the 401(k) Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

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Item 9.	Undertakings

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on the 28th day of April, 2015.

UNUM GROUP

By:	/s/ Thomas R. Watjen
Thomas R. Watjen Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Thomas R. Watjen	Chief Executive Officer and a Director (principal executive officer)	April 28, 2015
Thomas R. Watjen

/s/ John F. McGarry	Executive Vice President and Chief Financial Officer (principal financial officer)	April 28, 2015
John F. McGarry

/s/ Vicki W. Corbett	Senior Vice President, Controller (controller)	April 28, 2015
Vicki W. Corbett

*	Director
Theodore H. Bunting, Jr.

*	Director
E. Michael Caulfield

*	Director
Cynthia L. Egan

*	Director
Pamela H. Godwin

*	Director
Ronald E. Goldsberry

*	Director
Kevin T. Kabat

	*	Director
Timothy F. Keaney

	*	Director
Thomas Kinser

	*	Director
Gloria C. Larson

	*	Director
A.S. MacMillan, Jr.

	*	Director
Richard P. McKenney

	*	Director
Edward J. Muhl

	*	Director
Ronald P. O’Hanley

	*	Director (Chairman of the Board of Directors)
William J. Ryan

*By:	/s/ Susan N. Roth	For all of the Directors	April 28, 2015
Susan N. Roth, Attorney-in-Fact

The 401(k) Plan. Pursuant to the requirements of the Securities Act, the trustees (or such other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on the 28th day of April, 2015.

UNUM GROUP 401(k) RETIREMENT PLAN

By:	/s/ Linda A. Levesque
Linda A. Levesque Plan Administrator

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Unum Group, effective May 23, 2013 (incorporated by reference to Exhibit 3.1 of Unum Group’s Form 8-K filed on May 24, 2013 (File No. 1-11294)).

4.2	Amended and Restated Bylaws of Unum Group, effective December 12, 2014 (incorporated by reference to Exhibit 3.1 of Unum Group’s Form 8-K filed on December 12, 2014 (File No. 1-11294)).

23.1*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney.

*	Filed herewith